As filed with the Securities and Exchange Commission on May 8, 1998


                                                  Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                            BURLINGTON RESOURCES INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                           91-1413284
(State or other jurisdiction of                            (IRS Employer
incorporation or organization)                          Identification No.)

                         BURLINGTON RESOURCES CAPITAL I
                         BURLINGTON RESOURCES CAPITAL II
             (Exact name of registrant as specified in its charter)

           Delaware                                       [Applied for]
(State or other jurisdiction of                           (IRS Employer
incorporation or organization)                         Identification No.)
                             ----------------------
                           5051 Westheimer, Suite 1400
                              Houston, Texas 77056
                                 (713) 624-9500
    (Name, address, including zip code, and telephone number, including area code, of registrants' principal executive offices)
                             ----------------------
                          Gerald J. Schissler, Esquire
                Executive Vice President, Law and Administration
                            Burlington Resources Inc.
                           5051 Westheimer, Suite 1400
                              Houston, Texas 77056
                                 (713) 624-9500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ----------------------
                                   Copies to:

     John Schuster, Esquire                     John W. White, Esquire
    Cahill Gordon & Reindel                    Cravath, Swaine & Moore
         80 Pine Street                           825 Eighth Avenue
    New York, New York 10005                   New York, New York 10019
         (212) 701-3000                             (212) 474-1000

                             ----------------------
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |X|

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                   Proposed Maximum       Proposed Maximum
   Title of Each Class                        Amount to Be        Offering Price Per     Aggregate Offering        Amount of
   of Securities to Be Registered           Registered(1)(2)           Unit(3)             Price(2)(3)(4)       Registration Fee
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Debt Securities of the Company.........
Common Stock of the Company(1).........
Preferred Stock of the Company.........
Series A Preferred Stock Purchase
   Rights of the Company (currently
traded with Common Stock)(1)...........
Trust Preferred Securities.............
Trust Preferred Securities
   Guarantees(5).......................
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     Total.............................      $1,000,000,000              100%              $1,000,000,000         $147,500(6)
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(1) There are being registered hereunder such presently indeterminate number of shares of Common Stock into which certain series of the Securities may be converted and Series A Preferred Stock Purchase Rights which currently trade with the Common Stock for which no separate consideration will be received.
(2) In U.S. dollars or the equivalent in foreign currencies, currency units or composite currencies. If any Debt Securities are issued at an original issue discount, such greater amount as shall result in aggregate net proceeds not in excess of $1,000,000,000 to the Registrants.
(3) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee.
(4)  Exclusive of accrued interest or dividends, if any.
(5) No separate consideration will be received for the Trust Preferred Securities Guarantees. The Guarantees include the rights of holders of Trust Preferred Securities under the Guarantees and certain back-up undertakings, comprised of obligations of the Company under the Subordinated Indenture and supplemental indentures related thereto and under the Declaration of Trust of each of Burlington Resources Capital I and Burlington Resources Capital II, each as described in the Registration Statement.
(6)  Of the total registration fee of $295,000, excludes fees previously paid in connection with $300,000,000 of securities remaining on Registration Statement No. 333-24999 and $200,000,000 of securities remaining on Registration Statement No. 33-54477.
                              --------------------

     The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the "Securities Act"), or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     The Prospectus contained in this Registration Statement also relates to Registration Statement Nos. 333-24999 and 33-54477 pursuant to Rule 429 under the Securities Act.
===============================================================================
                                      -2-

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS (Subject to Completion)
Issued May 8, 1998

                                 $1,000,000,000

                            BURLINGTON RESOURCES INC.

                                 Debt Securities
                                  Common Stock
                                 Preferred Stock

                         BURLINGTON RESOURCES CAPITAL I
                         BURLINGTON RESOURCES CAPITAL II

              Trust Preferred Securities Fully and Unconditionally
                     Guaranteed by Burlington Resources Inc.

     Burlington Resources Inc. (the "Company") may offer, from time to time, in one or more series, its (i) unsecured senior debt securities (the "Senior Debt Securities"), (ii) unsecured subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), (iii) shares of its Common Stock, par value $.01 per share (the "Common Stock") and (iv) shares of its Preferred Stock, par value $.01 per share (the "Preferred Stock"). The Debt Securities, the Common Stock and the Preferred Stock are collectively referred to herein as the "Company Securities." Burlington Resources Capital I and Burlington Resources Capital II (each, a "Burlington Resources Trust"), each a statutory business trust formed under Delaware law, may offer, from time to time, preferred securities (the "Trust Preferred Securities") with the payment of dividends and payments on liquidation or redemption of the Trust Preferred Securities guaranteed on a subordinated basis by the Company to the extent described herein and in an accompanying prospectus supplement (the "Trust Guarantee"). The Company is the owner of the trust interests represented by common securities (the "Trust Common Securities") issued by each Burlington Resources Trust. Unless indicated otherwise in a prospectus supplement, each Burlington Resources Trust exists for the sole purpose of issuing its trust interests and investing the proceeds thereof in Subordinated Debt Securities.

     The Company Securities and the Trust Preferred Securities are collectively referred to as the "Securities" and will have a maximum aggregate offering price of $1,000,000,000 (or the equivalent thereof in foreign currency or currency units) and will be offered on terms to be determined by market conditions at the time of sale.

     The Securities may be offered separately or together, in separate series, in amounts and at prices and on terms to be set forth in an accompanying prospectus supplement (a "Prospectus Supplement"). In addition, the specific terms of the Securities in respect of which this Prospectus is being delivered, and whether such Securities will be listed on a national securities exchange, will be set forth in an accompanying Prospectus Supplement.

     The Senior Debt Securities, if issued, will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Company, and the Subordinated Debt Securities, if issued, will be unsecured and subordinated to all present and future Senior Indebtedness (as such term will be defined in an accompanying Prospectus Supplement) of the Company. See "Description of Debt Securities."

                              --------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                  OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.
                              --------------------

     The Securities may be sold directly, through agents from time to time or through underwriters and/or dealers. If any agent of the Company or the Burlington Resources Trusts or any underwriter is involved in the sale of the Securities, the name of such agent or underwriter and any applicable commission or discount will be set forth in the accompanying Prospectus Supplement. See "Plan of Distribution."
                              --------------------

               This Prospectus may not be used to consummate sales
                      of Securities unless accompanied by a
                             Prospectus Supplement.
                              --------------------

May 8, 1998

     No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus or any applicable Prospectus Supplement and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, the Burlington Resources Trusts or any underwriter, dealer or agent. This Prospectus and any applicable Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy Securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company or the Burlington Resources Trusts since the date hereof or thereof.

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                                TABLE OF CONTENTS
                                                                          PAGE

Available Information.......................................................3
Incorporation of Certain Documents by Reference.............................4
The Company.................................................................4
The Burlington Resources Trusts.............................................5
Use of Proceeds.............................................................5
Ratio of Earnings to Fixed Charges..........................................5
Description of Debt Securities..............................................6
Description of Capital Stock...............................................13
Description of the Trust Preferred
  Securities and Trust Guarantees..........................................18
Plan of Distribution.......................................................21
Legal Matters..............................................................22
Experts....................................................................22

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     CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES. SPECIFICALLY, THE UNDERWRITERS MAY OVERALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR, AND PURCHASE, THE SECURITIES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

                            ------------------------

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission") relating to its business, financial position, results of operations and other matters. Such reports and other information can be inspected and copied at the Public Reference Section maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661, and 7 World Trade Center, 15th Floor, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov. The Common Stock of the Company is listed on the New York Stock Exchange and such material can also be inspected at the office of such exchange at 20 Broad Street, New York, New York 10005.

     The Company and the Burlington Resources Trusts have filed with the Commission a joint registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Securities covered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the Burlington Resources Trusts and the Securities covered by this Prospectus.

     No separate financial statements of the Burlington Resources Trusts have been included or incorporated by reference herein. Neither of the Burlington Resources Trusts nor the Company considers such financial statements material to holders of Trust Preferred Securities because (i) all of the voting securities of each Burlington Resources Trust will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) neither Burlington Resources Trust has independent operations but rather each exists for the purpose of issuing securities representing undivided beneficial interests in the assets of such Burlington Resources Trust and investing the proceeds thereof in Subordinated Debt Securities, and (iii) the obligations of the Burlington Resources Trusts under the Trust Preferred Securities are fully and unconditionally guaranteed on a subordinated basis by the Company to the extent set forth herein. See "The Burlington Resources Trusts" and "Description of the Trust Preferred Securities and Trust Guarantees -- Trust Guarantees."

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference herein its (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1997; (ii) Quarterly Report on Form 10-Q for the three-month period ended March 31, 1998; (iii) Proxy Statement dated February 19, 1998; and (iv) Current Report on Form 8-K filed with the Commission on January 5, 1998.

     A description of the Common Stock is incorporated by reference to the Company's Rule 424(b) Prospectus, dated July 7, 1988. A description of the Company's Rights Agreement is incorporated by reference to the Company's Registration Statement on Form 8-A, as amended to date.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering of the securities offered hereby shall be deemed incorporated herein by reference, and such documents shall be deemed to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the above documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written or oral requests should be directed to: Wendi S. Zerwas, Corporate Secretary, Burlington Resources Inc., 5051 Westheimer, Suite 1400, Houston, Texas 77056, telephone: (713) 624-9500.

                                   THE COMPANY

     Burlington Resources Inc. ("BR") is a holding company engaged, through its principal subsidiaries, Burlington Resources Oil & Gas Company and The Louisiana Land and Exploration Company and their affiliated companies (collectively, the "Company"), in the exploration, development, production and marketing of oil and gas. The Company is the largest independent oil and gas company in the United States based on total proved domestic reserves, and second largest U.S. based independent oil and gas company based on total proved worldwide reserves which were estimated at 7.9 TCFE at December 31, 1997.

     The principal executive offices of the Company are located at 5051 Westheimer, Suite 1400, Houston, Texas 77056 and its telephone number is (713) 624-9500.

                         THE BURLINGTON RESOURCES TRUSTS

     Each of Burlington Resources Capital I and Burlington Resources Capital II is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust (the "Declaration") executed by the Company, as sponsor for such Burlington Resources Trust, and the Trustees (as defined herein) of such trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Unless an accompanying Prospectus Supplement provides otherwise, each Burlington Resources Trust exists for the sole purposes of (i) issuing the Trust Preferred Securities and Trust Common Securities representing undivided beneficial interest in the assets of such Burlington Resources Trust, (ii) investing the gross proceeds of the sale of the Trust Preferred Securities and Trust Common Securities in a specific series of Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the Trust Common Securities will be owned by the Company. The Trust Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities, except that upon the occurrence and continuance of an event of default under the applicable Declaration, the rights of the holders of the applicable Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the applicable Trust Preferred Securities. The Company will acquire Trust Common Securities having an aggregate liquidation amount equal to a minimum of 1% of the total capital of each Burlington Resources Trust. Each Burlington Resources Trust will have a term of at least 20 but not more than 50 years, but may terminate earlier as provided in the applicable Declaration. Each Burlington Resources Trust's business and affairs will be conducted by the Trustees. The holder of the Trust Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Trustees of each Burlington Resources Trust. The duties and obligations of the Trustees shall be governed by the Declaration of such Burlington Resources Trust. At least one of the Trustees of each Burlington Resources Trust will be a person who is an employee or officer of or who is affiliated with the Company (a "Regular Trustee"). One Trustee of each Burlington Resources Trust will be a financial institution that is not affiliated with the Company, which shall act as property trustee and as indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one Trustee of each Burlington Resources Trust will be a legal entity having a principal place of business or an individual resident of the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to each Burlington Resources Trust and the offering of Securities. Unless otherwise set forth in the Prospectus Supplement, the Property Trustee will be Chase Bank of Texas, National Association, and the Delaware Trustee will be Chase Manhattan Bank Delaware. The office of the Delaware Trustee in the State of Delaware is 1201 Market Street, Wilmington, Delaware 19801. The principal place of business of each Burlington Resources Trust is c/o Burlington Resources Inc., 5051 Westheimer, Suite 1400, Houston, Texas 77056, telephone: (713) 624-9500.

                                 USE OF PROCEEDS

     Except as otherwise described in the accompanying Prospectus Supplement, the net proceeds from the sale or sales of the Company Securities will be used by the Company for general corporate purposes, which may include the reduction of outstanding indebtedness, working capital increases, capital expenditures or acquisitions. Except as set forth in the Prospectus Supplement accompanying this Prospectus, each Burlington Resources Trust will use all proceeds received from the sale of Trust Preferred Securities to purchase Subordinated Debt Securities. The Company intends to use the net proceeds from the sale of Subordinated Debt Securities for such general corporate purposes.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Company's consolidated ratios of earnings to fixed charges for the indicated periods.

Three Months Ended                  Year Ended December 31,
  March 31, 1998            1997      1996       1995       1994        1993
----------------------    -------    ------     ------     ------      ------
      2.60x                3.48x     3.48x        --         --        3.42x

                             ----------------------

     Total earnings available for fixed charges in 1995 and 1994 were inadequate to cover total fixed charges in the amount of approximately $567 million and $274 million, respectively.

     For purposes of calculating the ratio of earnings to fixed charges, earnings represent pretax income from continuing operations available for fixed charges, less equity in undistributed earnings of 20-50% owned companies, together with a portion of rent under long-term operating leases representative of an interest factor. Fixed charges represent interest expense, capitalized interest and a portion of rent under long-term operating leases representative of an interest factor.

                         DESCRIPTION OF DEBT SECURITIES

     Senior Debt Securities may be issued from time to time in one or more series under an Indenture dated as of April 1, 1992 (the "Senior Indenture"), between the Company and Citibank, N.A. (the "Senior Trustee"). The Senior Indenture is an exhibit to the Registration Statement of which this Prospectus is a part. Subordinated Debt Securities may be issued from time to time in series under an indenture (the "Subordinated Indenture") between the Company and a trustee to be identified in the related Prospectus Supplement (the "Subordinated Trustee"). The Subordinated Indenture will be filed with the Commission and incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. The Senior Indenture and the Subordinated Indenture are sometimes referred to collectively as the "Indentures," and the Senior Trustee and the Subordinated Trustee are sometimes referred to collectively as the "Debt Trustees." The following statements under this caption are summaries of certain provisions contained in the Indentures, do not purport to be complete and are qualified in their entirety by reference to the Indentures, including the definitions therein of certain terms. Capitalized terms used herein and not defined shall have the meanings assigned to them in the related Indenture. The particular terms of the Debt Securities and any variations from such general provisions applicable to any series of Debt Securities will be set forth in the Prospectus Supplement applicable to such series. Under this caption, the phrase "the Company" refers solely to Burlington Resources Inc.

General

     The Debt Securities will be unsecured obligations of the Company. Neither Indenture limits the amount of Debt Securities that may be issued thereunder. The Debt Securities may be issued from time to time in one or more series.

     A Prospectus Supplement relating to a particular series of Debt Securities will describe the following terms of such Debt Securities: (a) the title of the Debt Securities; (b) any limit upon the aggregate principal amount of the Debt Securities; (c) the date or dates on which the principal of the Debt Securities is payable; (d) the rate or rates at which the Debt Securities will bear interest, if any, or the method for calculating such rate, and the date or dates from which such interest will accrue; (e) the dates on which such interest will be payable and the record dates for the interest payment dates; (f) the place or places where the principal of and interest, if any, on the Debt Securities will be payable; (g) the period or periods, if any, within which the price or prices at which, and the terms and conditions upon which, the Debt Securities may be redeemed at the option of the Company or otherwise; (h) any mandatory or optional sinking fund or analogous provisions; (i) if other than denominations of $1,000 and integral multiples thereof, the denominations in which the Debt Securities shall be issuable; (j) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities which shall be payable upon declaration of the acceleration of the maturity thereof; (k) if other than U.S. dollars, the currency or currency units in which the Debt Securities are denominated and/or in which payment of the principal of (and premium, if any) and/or interest on the Debt Securities will or may be payable;
(l) any deletions, modifications or
additions to the Events of Default or covenants of the Company pertaining to the Debt Securities; (m) the terms, if any, upon which the Debt Securities of such series will be convertible into or exchangeable for other securities or other property; and (n) any other terms not inconsistent with the Indentures, including, without limitation, the addition of covenants applicable with respect to the Debt Securities.

     Unless otherwise indicated in the Prospectus Supplement, the Debt Securities will be issued only in fully registered form without coupons in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Global Securities

     The Debt Securities of a series may be issued in the form of one or more fully registered Global Securities that will be deposited with, or on behalf of, a depositary (the "Depository") identified in the Prospectus Supplement relating to such series and registered in the name of the Depository or its nominee.

     The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of the Global Security, the Depository will credit, on its book-entry registration and transfer system, the accounts of persons which have accounts with it ("participants") with the respective principal amounts of the Debt Securities represented by such Global Security. Such accounts shall initially be designated by the underwriters. Ownership of beneficial interests in the Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depository for the Global Security. Ownership of beneficial interests in such Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest with such participant will be effected only through, records maintained by such participant. Because the Depository can only act on behalf of the participants of the Depository, who in turn act on behalf of indirect participants of the Depository, the ability of an owner of a beneficial interest in the Global Security to pledge Debt Securities to persons or entities that do not participate in the book-entry or transfer system of the Depository, or otherwise take actions in respect of such Debt Securities, may be limited by the lack of a definitive certificate for such Debt Securities. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to acquire or transfer beneficial interests in the Global Security.

     So long as the Depository or its nominee is the registered owner of the Global Security, such Depository or such nominee, as the case may be, will generally be considered the sole owner or holder of the Debt Securities represented by the Global Security for the purposes of receiving payment on the Debt Securities, receiving notices and for all other purposes under the Indentures and the Debt Securities. Beneficial interests in the Debt Securities will be evidenced only by, and transfers thereof will be effected only through records maintained by the Depository and its participants. Except as provided herein, owners of beneficial interests in the Global Security will not be entitled to have the Debt Securities represented by the Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the holders thereof for any purposes under the Indentures. Accordingly, each person owning a beneficial interest in the Global Security must rely on the procedures of the Depository, and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indentures.

     Payment of principal of and interest on Debt Securities represented by the Global Security registered in the name of the Depository or its nominee will be made by the Company through the Trustee in U.S. dollars in immediately available funds to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Debt Securities represented thereby for all purposes under the Indentures. Neither the

Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for (i) any aspect of the Depository's records relating to or payments made on account of beneficial ownership interests in the Global Security representing any Debt Securities or for maintaining, supervising or reviewing any of the Depository's records relating to such beneficial ownership interests, (ii) the payment to the owners of beneficial interests in the Global Security of amounts paid to the Depository or its nominee, or (iii) any other matter relating to the actions and practices of the Depository, its nominee, or its participants.

     The Company expects that the Depository, upon receipt of any payment of principal of or interest on the Global Security, will credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of the Depository or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of such participants.

     The Global Security will not be transferable except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor of the Depository or a nominee of such successor. The Global Security representing Debt Securities is exchangeable for Debt Securities in certificate form only if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Security or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, and the Company fails within 90 days thereof to appoint a successor or (ii) the Company at any time and in its sole discretion, determines not to have any of the Debt Securities represented by one or more Global Securities. The Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Debt Securities in certificated form issuable in denominations of $1,000 and integral multiples thereof and registered in such names as the Depository holding the Global Security shall direct. Subject to the foregoing, the Global Security is not exchangeable, except for Global Securities of like denominations to be registered in the name of the Depository or its nominee.

     Conveyance of notices and other communications by the Depository to participants and by participants to beneficial owners of the Debt Securities represented by the Global Security will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Neither the Depository nor its nominee will consent or vote with respect to the Debt Securities represented by the Global Security. Under its usual procedures, the Depository would mail an omnibus proxy to the Company as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of the Depository's nominee to those participants to whose account the Debt Securities represented by the Global Security are credited on the record date (identified in a listing attached to the omnibus proxy).

Ranking of Debt Securities

     The Senior Debt Securities will be unsecured and will rank equally and ratably with other unsecured and unsubordinated debt of the Company.

     The obligations of the Company pursuant to any Subordinated Debt Securities will be subordinate in right of payment to all Senior Indebtedness of the Company, and will be described in an accompanying Prospectus Supplement. The Subordinated Indenture will not contain any limitation on the amount of Senior Indebtedness which may be hereafter incurred by the Company.

Certain Covenants of the Company

     The Indentures contain, among others, the covenants summarized below, which will be applicable (unless waived or amended) to any series of Debt Securities which are outstanding, unless stated otherwise in the Prospectus Supplement relating to such series.

     Limitation on Liens. The Company will not, nor will it permit any Subsidiary to, create, assume, incur or suffer to exist any mortgage, pledge, lien, charge, security interest, conditional sale or other title retention agreement or other similar encumbrance ("Mortgage") upon any stock or Debt, whether owned on the date of the Indenture or thereafter acquired, of any Subsidiary (other than a Subsidiary, the stock or Debt of which at the date of the Indenture is subject to a Mortgage or is required to be subject to a Mortgage, but without increase in the principal amount which is secured thereby and limited to the stock or Debt then subject to such Mortgage), to secure any Debt of the Company or any other person (other than the Securities), without in any such case making effective provision whereby all of the Securities Outstanding shall be directly secured equally and ratably with such Debt, excluding, however, from the operation of the foregoing provisions of this paragraph any Mortgage upon stock or Debt of any corporation existing at the time such corporation becomes a Subsidiary, or existing upon stock or Debt of a Subsidiary at the time of acquisition of such stock or Debt, and any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any such Mortgage; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement; and provided, further, that such Mortgage shall be limited to all or such part of the stock or Debt which was subject to the Mortgage so extended, renewed or replaced.

     The Company will not, nor will it permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Mortgage upon any Principal Property, whether owned or leased on the date of the Indenture or thereafter acquired, to secure any Debt of the Company or any other person (other than the Securities), without in any such case making effective provision whereby all of the Securities Outstanding shall be directly secured equally and ratably with such Debt, excluding, however, the following: (i) any Mortgage upon property owned or leased by any corporation existing at the time such corporation becomes a Restricted Subsidiary; (ii) any Mortgage upon property existing at the time of acquisition thereof; (iii) any Mortgage to secure the payment of all or any part of the purchase price of property or to secure any Debt incurred prior to, at the time of or within 180 days after the acquisition of such property for the purpose of financing all or any part of the purchase price thereof, other than a purchase by a Subsidiary from a Restricted Subsidiary or from the Company; (iv) any Mortgage upon property to secure all or any part of the cost of exploration, drilling, development, construction, alteration, repair or improvement of all or any part of such property, or Debt incurred prior to, at the time of or within 180 days after the completion of such exploration, drilling, development, construction, alteration, repair or improvement for the purpose of financing all or any part of such cost, provided that such cost is incurred to obtain, or materially increase the production and revenues from, such property; (v) any Mortgage secured by pipeline assets of El Paso Natural Gas Company; (vi) any Mortgage securing Debt of a Restricted Subsidiary owing to the Company or to another Restricted Subsidiary; (vii) any Mortgage existing at the date of the Indenture; and (viii) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Mortgage referred to in the foregoing clauses (i) to (vii), inclusive; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement; and provided, further, that such Mortgage shall be limited to all or such part of the property which was subject to the Mortgage so extended, renewed or replaced (plus improvements on such property).

     Notwithstanding the foregoing provisions of the second paragraph of this covenant, the Company may, and may permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Mortgage upon any Principal Property which is not excepted by clauses (i) through (viii) above without equally and ratably securing the Securities, provided that the aggregate amount of all Debt then outstanding secured by such Mortgage and all similar Mortgages, together with all net sale proceeds from Sale-Leaseback Transactions which are not permitted pursuant to clauses (i) and (ii) of the "Limitation on Sale-Leasebacks" covenant, does not exceed 5% of the total consolidated stockholders' equity of the Company as shown on the audited consolidated balance sheet contained or incorporated by reference in the Company's latest Annual Report on Form 10-K. For the purpose of this and the preceding paragraph, the following types of transactions shall not be deemed to create a Mortgage to secure any Debt: (i) the sale or other transfer of (A) any gas or oil or minerals in place for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such gas or oil or minerals or (B) any other interest in property of the character commonly referred to as a "production payment"; and (ii) any Mortgage in favor of the United States of America or any state thereof, or any other country, or any political subdivision of any of the foregoing, to secure partial, progress, ad-vance or other payments pursuant to the provisions of any contract or statute, or any Mortgage securing industrial development, pollution control or similar revenue bonds.

     Limitation on Sale-Leasebacks. The Company will not, nor will it permit any Restricted Subsidiary to, sell or transfer any Principal Property with the Company or any Restricted Subsidiary taking back a lease of such Principal Property (a "Sale-Leaseback Transaction"), unless (i) such Sale-Leaseback Transaction occurs within 180 days from the date of acquisition of such Principal Property or the date of the completion of construction or commencement of full operations on such Principal Property, whichever is later, or (ii) the Company, within 120 days after such Sale-Leaseback Transaction, applies or causes to be applied to the retirement of Funded Debt of the Company or any Subsidiary (other than Funded Debt of the Company which by its terms or the terms of the instrument pursuant to which it was issued is subordinate in right of payment to the Securities) an amount not less than the net proceeds of the sale of such Principal Property.

     Notwithstanding the foregoing provisions of this covenant, the Company may, and may permit any Restricted Subsidiary to, effect any Sale-Leaseback Transaction involving any Principal Property, provided that the net sale proceeds from such Sale-Leaseback Transaction, together with all Debt secured by Mortgages not specifically excluded pursuant to clauses (i) through (viii) of the second paragraph of the "Limitation on Liens" covenant from the operation of such paragraph, does not exceed 5% of the total consolidated stockholders' equity of the Company as shown on the audited consolidated balance sheet contained or incorporated by reference in the Company's latest Annual Report on Form 10-K. The provisions of this covenant shall also not prevent any Sale-Leaseback Transaction involving a lease for a period, including renewals, of not more than 36 months.

Merger and Consolidation

     The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (1) in case the Company shall consolidate with or merge into another corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, the corporation formed by such consolidation or into which the Company is merged or the person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest, if any, on all the Securities and the performance of every covenant of the Indenture on the part of the Company to be performed or observed; (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and (3) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with Article Eight of the Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

     Upon any consolidation or merger by the Company with or into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any person in accordance with the preceding paragraph, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter, except in the case of a lease to another person, the predecessor corporation shall be relieved of all obligations and covenants under the Indenture and the Securities.

Certain Definitions

     "Debt" means indebtedness for money borrowed.

     "Funded Debt" means all Debt maturing one year or more from the date of the creation thereof, all Debt directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all Debt under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

     "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under the Indenture, except: (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; (ii) Securities, or portions thereof, for whose payment money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; and (iii) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to the Indenture; provided, however, that in determining whether the holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any affiliate of the Company or of such other obligor.

     "Principal Property" means (i) any property owned or leased by the Company or any Subsidiary, or any interest of the Company or any subsidiary in property, located within the United States of America or any State thereof or the Dominion of Canada or any Province or Territory thereof (including property located off the coast of the United States of America or the Dominion of Canada held pursuant to lease from any federal, state, provincial or other governmental body) which is considered by the Company to be capable of producing gas or oil in commercial quantities, and (ii) any refinery, processing or manufacturing plant owned or leased by the Company or any Subsidiary and located within the United States of America or any state thereof or the Dominion of Canada or any province or territory thereof, except (a) facilities related thereto employed in transportation, distribution or marketing or (b) any such plant which in the opinion of the Board of Directors is not a principal plant in relation to the activities of the Company and its Restricted Subsidiaries as a whole.

     "Restricted Subsidiary" means any Subsidiary which owns or leases (as lessor or lessee) a Principal Property, but such term does not include any Subsidiary the principal business of which is leasing machinery, equipment, vehicles or other properties none of which is a Principal Property, or financing accounts receivable, or engaging in ownership and development of any real property which is not a Principal Property.

     "Securities" means the unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series as provided in the Indenture and more particularly means any securities authenticated and delivered under the Indenture.

     "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

Events of Default; Rights on Default

     An "Event of Default" will occur under the Indentures with respect to Debt Securities of a particular series if (a) the Company shall fail to pay when due all or any part of the principal of such series of Debt Securities (whether at maturity or upon acceleration or otherwise), (b) the Company shall fail to pay when due any installment of interest on such series of Debt Securities and such default shall continue for 30 days, (c) the Company shall fail to make, when due by the terms of the Debt Securities of such series, the deposit of any sinking fund payment, (d) the Company shall fail to perform or observe any other term, covenant or agreement contained in the Indentures or the Debt Securities with respect to such series of Debt Securities for a period of 60 days after written notice thereof, as provided in the Indentures or (e) certain events of bankruptcy, insolvency or reorganization shall have occurred.

     The Indentures provide that (1) if an Event of Default due to the default in payment of principal of, or interest on, a series of Debt Securities or due to a failure to perform or observe any other term, covenant or agreement contained in the Indentures with respect to a series of Debt Securities (but not with respect to all series of Debt Securities) shall have occurred and be continuing, either the Trustee or the holders of 25% in principal amount of Debt Securities of such series then outstanding may declare the principal of all Debt Securities of such series and interest accrued thereon to be due and payable immediately or (2) if an Event of Default due to a failure to perform or observe any other term, covenant or agreement in the Indentures with respect to all series of Debt Securities then outstanding, or certain events of bankruptcy, insolvency and reorganization of the Company shall have occurred and be continuing, either the Trustee or the holders of 25% in principal amount of all Debt Securities then outstanding which have not previously become due and payable (treated as one class) may declare the principal of all Debt Securities and interest accrued thereon to be due and payable immediately. Upon certain conditions such declarations may be annulled by the holders of a majority in principal amount of Debt Securities of each series affected (voting as a separate class) and past defaults may be waived (except a continuing default in payment of principal of or interest on any series of Debt Securities) by the holders of a majority in principal amount of Debt Securities of each series affected (voting as a separate class).

     The holders of a majority in principal amount of the outstanding Debt Securities of any series affected (each series voting as a separate class) may direct with respect to such series the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that such direction shall not be in conflict with any rule of law or the Indentures. Before proceeding to exercise any right or power under the Indentures with respect to such series at the direction of such holders, the Trustee shall be entitled to receive from such holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with any such direction.

     The Company will be required to furnish to the Trustee annually a statement of certain officers of the Company to the effect that to the best of their knowledge the Company is not in default in the performance of the terms of the Indentures or, if they have knowledge that the Company is in default, specifying such default. The Indentures require the Trustee to give to all holders of outstanding Debt Securities notice of any default by the Company, unless such default shall have been cured or waived; however, except in the case of a default in the payment of principal or of interest on any outstanding Debt Securities, the Trustee is entitled to withhold such notice in the event that the board of directors, the executive committee or a trust committee of directors or certain officers of the Trustee in good faith determine that withholding such notice is in the interest of the holders of the outstanding Debt Securities.

Defeasance

     Under arrangements reasonably satisfactory to the Trustee, the Company may discharge certain obligations to holders of Debt Securities of any series which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year or are to be called for redemption within one year by irrevocably depositing with the Trustee funds in an amount sufficient to pay at maturity the principal of and interest on such series of Debt Securities.

     The Indentures also provide that the Company will be discharged from its obligations in respect of any series of Debt Securities under the Indentures (including its obligation to comply with the provisions referred to under "--Certain Covenants of the Company," if applicable, but excluding certain other obligations, such as the obligation to pay principal of and interest on the Debt Securities of such series then outstanding and obligations to register the transfer or exchange of such outstanding Debt Securities of such series and to replace stolen, lost or mutilated certificates), upon the irrevocable deposit, in trust, of cash or U.S. Government Obligations which through the payment of interest and principal thereof in accordance with their terms will provide cash in an amount sufficient to pay any installment of principal of and interest on such outstanding Debt Securities of such series on the stated maturity of such payments in accordance with the terms of the Indentures and such outstanding Debt Securities of such series, provided that the Company has received an opinion of counsel or a favorable ruling of the Internal Revenue Service to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders of the outstanding Debt Securities of such series and that certain other conditions are met.

Changes in Control and Highly Leveraged Transactions

     The Indentures do not contain provisions requiring redemption of the Debt Securities by the Company, or adjustment to any terms of the Debt Securities, upon any change in control of the Company.

     Other than restrictions on Liens and Sale-Leaseback Transactions described under "--Certain Covenants of the Company" above, the Indentures do not contain any covenants or other provisions designed to afford holders of the Debt Securities protection in the event of a highly leveraged transaction involving the Company.

Modification of the Indentures

     The Indentures provide that the Company and the Trustee may enter into supplemental indentures without the consent of the holders of Debt Securities to: (a) secure any of the Debt Securities, (b) evidence the assumption by a successor corporation of the obligations of the Company, as described under "--Merger and Consolidation" above, (c) add covenants and Events of Default for the protection of the holders of all or any particular series of Debt Securities, (d) change or eliminate any of the provisions of the Indentures, provided that any such change or elimination shall become effective only after there are no Debt Securities of any series entitled to the benefit of such provision outstanding, (e) establish the forms or terms of Debt Securities of any series, (f) cure any ambiguity or correct any inconsistency in the Indentures, or (g) evidence the acceptance of appointment by a successor trustee.

     The Indentures also contain provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in principal amount of all series of Debt Securities then outstanding (each such series voting as a separate class) affected thereby, to add any provisions to, or change in any manner or eliminate any of the provisions of, the Indentures, or modify in any manner the rights of the holders of such Debt Securities, provided that the Company and the Trustee may not, without the consent of the holder of each outstanding Debt Security affected thereby, (a) change the stated maturity of the principal of or any installment of interest on any Debt Security, reduce the principal amount thereof, reduce the rate of interest thereon, change the place of payment where, or the coin or currency in which, interest is payable, or impair the right to institute suit for the enforcement of any such payment when due or (b) reduce the aforesaid percentage in principal amount of Debt Securities the consent of the holders of which is required for any such modification.

Applicable Law

     The Debt Securities and the Indentures will be governed by and construed in accordance with the law of the State of New York.

Senior Trustee

     Citibank, N.A. is the Senior Trustee under the Senior Indenture. Citibank, N.A. serves as trustee under various indentures relating to obligations of the Company. The Company has customary banking relationships with Citibank, N.A., including participation as one of the agent banks in the Company's Revolving Credit Agreements.

                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 325,000,000 shares of Common Stock and 75,000,000 shares of Preferred Stock, of which 3,250,000 shares are designated Series A Preferred Stock. The following description of the capital stock of the Company is a summary, and as such does not purport to be complete and is subject and qualified in its entirety by reference to the more complete descriptions contained in (i) the Certificate of Incorporation of the Company, as amended (the "Certificate"),
(ii) the By-Laws of the Company, as amended (the "By-Laws"), (iii) the Rights Agreement, effective December 16, 1988, as amended, between the Company and The First National Bank of Boston, as Rights Agent (the "Rights Agreement"), and
(iv) the certificate of designation relating to each series of Preferred Stock.

Common Stock

     The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding Preferred Stock. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities and there are no redemption provisions with respect to such shares. All of the outstanding shares of Common Stock are, and the shares offered hereby will be, fully paid and nonassessable.

Preferred Stock

     The Board of Directors has the authority to issue shares of Preferred Stock in one or more series, the shares of each such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated in the Certificate or in the resolutions providing for the issue of such series adopted by the Board of Directors.

     The Board of Directors is authorized with respect to each series of Preferred Stock to fix by resolution providing for the issue of such series the number of shares of such series, the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, the determination or fixing of the following:

          (a) The number of shares of such series;

          (b) The designation of such series;

          (c) The dividend on the shares of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of any class or classes of stock of the Company and whether such dividends shall be cumulative or noncumulative;

          (d) Whether the shares of such series shall be subject to redemption by the Company and, if made subject to such redemption, the times, prices, rates, adjustments, and other terms and conditions of such redemption;

          (e) The terms and amounts of any sinking fund provided for the purchase or redemption of the shares of such series;

          (f) Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the Company and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

          (g) The extent, if any, to which the holders of the shares of such series shall be entitled to vote with respect to the election of directors or otherwise, including the right to elect a specified number or class of directors, the extent, if any, to which the holders of the shares of such series shall have (i) separate voting rights with respect to the matters solely affecting the preferences, rights or powers of such series but not so affecting the Common Stock or the entire class of Preferred Stock and
     (ii) on a pro rata basis with other shares of Preferred Stock having voting rights, voting rights with respect to matters solely affecting the preferences, rights or powers of the entire class of Preferred Stock but not so affecting the Common Stock, the number or percentage of votes required for certain actions, and the extent to which a vote by class or series shall be required for certain actions;

          (h) The restrictions, if any, on the issue or reissue of any Preferred Stock;

          (i) The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company prior to any payment or distribution of the assets of the Company to any class or classes of stock of the Company ranking junior to the Preferred Stock;

          (j) Whether, and the extent to which, any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such series may be made dependent upon facts ascertainable outside the Certificate or of any amendment thereto, or outside the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors;

          (k) The extent, if any, to which any committee of the Board of Directors may fix the designations and any of the preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the shares of such series relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into or exchange of such shares for shares of any other class or classes of stock of the Company or any other series of the same or any other class or classes of stock of the Company, or fix the number of shares of any such series or authorize the increase or decrease in the shares of such series; and

          Any other preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable, which shall not adversely affect any other class or series of Preferred Stock at the time outstanding and which shall not be inconsistent with the provisions hereof.

     As of May 1, 1998, no shares of Preferred Stock were issued or outstanding. The Company has no present plans to issue any of the Preferred Stock, except as required under the Rights Agreement.

     The holders of shares of the Preferred Stock shall be entitled to receive dividends to the extent provided by the Board of Directors in designating the particular series of Preferred Stock. To the extent provided by the resolutions of the Board of Directors providing for the issue of a series of Preferred Stock, the holders of each such series of Preferred Stock will have the right to vote for the election of members of the Board of Directors of the Company and the right to vote on all other matters, except those matters on which the holders of a separate class or series of the Company's stock are entitled to vote separately by class or series.

Rights Agreement

     Each share of Common Stock currently has a Right (as defined below) associated with it. The Rights Agreement expires on December 16, 1998.

     On December 15, 1988, the Company adopted the Rights Agreement and declared a dividend distribution of one right (a "Right") for each outstanding share of Common Stock. Under certain conditions, each Right may be exercised to purchase one one-hundredth of a share of Series A Preferred Stock of the Company at a purchase price of $95 per one one-hundredth share, subject to adjustment. The Rights will be exercisable upon the earlier to occur of (i) a public announcement that a person or group, without the prior consent of the Company has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (any such person or group, an "Acquiring Person"); or (ii) ten days following the commencement of a tender or exchange offer which would result in any person or group of related persons becoming an Acquiring Person, without the prior consent of the Company.

     If any person or group becomes an Acquiring Person, or thereafter the Company is involved in a merger or other business combination in which 50% or more of the Company's assets or earning power is sold, each Right will entitle its holder to receive, upon exercise, Common Stock (or, in the case of a merger or other business combination, stock of the acquiring company) having a value equal to two times the exercise price of the Right. The Company will be entitled to redeem the Rights at $.05 per Right at any time prior to the earlier of the expiration of the Rights or the time that a person has acquired or obtained the right to acquire a 20% position. The Rights do not have voting or dividend rights and, until they become exercisable, have no dilutive effect on the earnings of the Company.

     The Series A Preferred Stock purchasable upon exercise of the Rights will be non-redeemable and junior to any other series of Preferred Stock the Company may issue (unless otherwise provided in the terms of such stock). Each share of Series A Preferred Stock will have a preferential quarterly dividend in an amount equal to 100 times the dividend declared on each share of Common Stock, but in no event less than $10 (the equivalent of $.10 per common share). In the event of liquidation, the holders of Series A Preferred Stock will receive a preferred liquidation payment equal to the greater of 100 times $95 or 100 times the payment made per each share of Common Stock. Each share of Series A Preferred Stock will have one vote, voting together with the shares of Common Stock. In the event of any merger, consolidation or other transactions in which shares of Common Stock are exchanged, each share of Series A Preferred Stock will be entitled to receive 100 times the amount and type of consideration received per share of Common Stock. The rights of the Series A Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions. Fractional shares of Series A Preferred Stock will be issuable; however, the Company may elect to distribute depositary receipts in lieu of such fractional shares. In lieu of fractional shares other than fractions that are multiples of one one-hundredth of a share, an adjustment in cash will be made based on the market price of the Series A Preferred Stock on the last trading date prior to the date of exercise.

Certain Provisions Affecting Control of the Company

     Certificate of Incorporation. Under the Delaware General Corporation Law (the "DGCL"), the approval by the affirmative vote of the holders of a majority of the outstanding stock of a corporation entitled to vote on the matter generally is required for a merger, consolidation or sale, lease or exchange of all or substantially all the corporation's assets to be consummated. The Certificate provides certain restrictions on business combinations with "Interested Stockholders" (as defined in the Certificate) or their affiliates. Accordingly, the Certificate requires the affirmative vote of at least 51% of the "Voting Stock" (as defined in the Certificate), excluding the vote of any Interested Stockholder, for the adoption or authorization of a Business Combination (as defined in the Certificate) unless (i) the Disinterested Directors (as defined in the Certificate) determine that the Interested Stockholder is the beneficial owner of at least 80% of the Voting Stock and has agreed to vote in favor of such Business Combination or (ii) the fair market value of the consideration per share to be received by the holders of shares in the Business Combination is equal to or greater than the consideration paid by an Interested Stockholder in acquiring the largest number of shares of such class of stock previously acquired in any one transaction or series of related transactions and the Interested Stockholder has not received the benefit of any loans, advances, guarantees, pledges or other financial assistance provided by the Company.

     The DGCL permits the certificate of incorporation or the by-laws of a corporation to contain provisions governing the number and qualifications of directors. However, if the certificate of incorporation contains provisions fixing the number of directors, such number may not be changed without amending the certificate of incorporation. The By-Laws state that the number of directors shall be any number not less than one, which number shall be fixed from time to time by a vote of a majority of the directors then in office. The current number of directors fixed by resolution of the Board of Directors is twelve. Pursuant to the By-Laws, directors are elected at the annual meeting of stockholders for a term of one year.

     Under the DGCL, a proposed amendment to the certificate of incorporation requires a resolution adopted by the board of directors and, unless otherwise provided in the certificate of incorporation, the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon and (if applicable) the affirmative vote of the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class. If any such amendment would adversely affect the rights of any holders of shares of a class or series of stock, the vote of the holders of a majority of all outstanding shares of the class or series, voting as a class, is also necessary to authorize such amendment. However, the Certificate provides that no amendment to the Certificate shall amend, alter or repeal the provisions of Article 14 (action by stockholders without a meeting) or Article 15 (special voting requirements) without the affirmative vote of not less than 51% of the Voting Stock (as such term is defined in the Certificate).

     Under the DGCL, the power to adopt, alter and repeal the by-laws is vested in the stockholders, except to the extent that a corporation's certificate of incorporation or by-laws vest it in the board of directors. However, the conferral of the power to adopt, alter and repeal the by-laws upon the directors does not divest the stockholders of their power to adopt, amend or repeal the by-laws. The Certificate grants the Board of Directors the power to make and alter the By-Laws subject to certain restrictions and the provisions of the By-Laws. With certain exceptions and subject to the power of the stockholders to amend and alter the By-Laws, the By-Laws provide that the By-Laws may be altered or repealed (i) by the affirmative vote of the holders of a majority of shares present and entitled to vote at a meeting of stockholders or (ii) by the affirmative vote of a majority of the whole Board of Directors.

     The DGCL provides that a special meeting of stockholders may be called by the board of directors or by such person or persons as may be authorize by a corporation's certificate of incorporation or by-laws. The By-Laws provide that special meetings may be called only by the Board of Directors, the Chairman of the Board, or the President of the Company.

     Under the DGCL, unless otherwise provided in the corporation's certificate of incorporation, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent or consents setting forth the action taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote upon such action were present and voted and such votes are delivered to the corporation. However, the Certificate provides that any action by stockholders shall be taken at a meeting of stockholders and no action may be taken by written consent of the stockholders.

     Under the DGCL, a stockholder does not have preemptive rights unless such rights are specifically granted in the corporation's certificate of incorporation. The Certificate provides that no holder of stock of any class of the Company shall have, as such holder, any preemptive or preferential right with respect to any stock of any class of the Company or to any securities convertible into shares of stock of the Company.

     Delaware Business Combination Law. Section 203 of the DGCL generally prohibits a Delaware corporation from engaging in a "Business Combination" (defined as a variety of transactions, including mergers, asset sales, issuance of stock and other transactions resulting in a financial benefit to the Interested Stockholder) with an "Interested Stockholder" (defined generally as a person that is the beneficial owner of 15% or more of a corpora-tion's outstanding voting stock) for a period of three years following the date that such person became an Interested Stockholder unless:

          (i) prior to the date such person became an Interested Stockholder, the board of directors of the corporation approved either the Business Combination or the transaction that resulted in the stockholder's becoming an Interested Stockholder;

          (ii) upon consummation of the transaction that resulted in the stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and employee stock ownership plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

          (iii) on or subsequent to the date such person became an Interested Stockholder, the Business Combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders, and not by written consent, by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock of the corporation not owned by the Interested Stockholder.

     A corporation may adopt an amendment to its certificate of incorporation or by-laws expressly electing not to be governed by Section 203 of the DGCL if, in addition to any other vote required by law, such amendment is approved by the affirmative vote of a majority of the shares entitled to vote. However, such amendment generally will not be effective until 12 months after adoption of such amendment and will not apply to a business combination with an Interested Stockholder who was such on or prior to the adoption of the amendment. The Company has not adopted an amendment to its Certificate or By-Laws by which it elects not to be governed by Section 203 of the DGCL.

                       DESCRIPTION OF THE TRUST PREFERRED
                         SECURITIES AND TRUST GUARANTEES

Trust Preferred Securities

     The Declaration of Trust (the "Declaration") pursuant to which each Burlington Resources Trust is organized authorizes the trustees (the "Trustees") of such trust to issue on behalf of such Burlington Resources Trust one series of Trust Preferred Securities and one series of Trust Common Securities (together, the "Trust Securities"). Each Declaration will be qualified as an indenture under the Trust Indenture Act.

     The Trust Preferred Securities will have such terms, including distributions, redemption, voting, conversion, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the applicable Declaration or made part of such Declaration by the Trust Indenture Act. Reference is made to any Prospectus Supplement relating to the Trust Preferred Securities of such Burlington Resources Trust for specific terms, including (i) the distinctive designation of Trust Preferred Securities,
(ii) the number of Trust Preferred Securities issued by such Burlington Resources Trust, (iii) the annual distribution rate (or method of determining such rate) for Trust Preferred Securities issued by such Burlington Resources Trust and the date or dates upon which such distributions shall be payable, (iv) whether distributions on Trust Preferred Securities issued by such Burlington Resources Trust shall be cumulative, and, in the case of Trust Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Trust Preferred Securities issued by the Trust shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of such Burlington Resources Trust to the holder of Trust Preferred Securities of such Burlington Resources Trust upon voluntary or involuntary dissolution, winding-up or termination of such Burlington Resources Trust, (vi) the terms and conditions, if any, under which Trust Preferred Securities of such Burlington Resources Trust may be converted into shares of Common Stock of the Company, including the conversion price per share and the circumstances, if any, under which any such conversion right shall expire, (vii) the terms and conditions, if any, upon which the related series of the applicable Subordinated Debt Securities may be distributed to holders of Trust Preferred Securities of such Trust, (ix) the obligation, if any, of such Burlington Resources Trust to purchase or redeem Trust Preferred Securities issued by such Burlington Resources Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Trust Preferred Securities issued by such Burlington Resources Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation, (x) the voting rights, if any, of Trust Preferred Securities issued by such Burlington Resources Trust in addition to those required by law, including the number of votes per Trust Preferred Security and any requirement for the approval by the holders of Trust Preferred Securities, or of Trust Preferred Securities issued by such Burlington Resources Trust, as a condition to specified action or amendments to the Declaration of such Burlington Resources Trust, and (xi) any other relevant rights, preferences, privileges, limitations or restrictions of Trust Preferred Securities issued by such Burlington Resources Trust consistent with the Declaration of such Burlington Resources Trust or with applicable law. Pursuant to each Declaration, the Property Trustee will own the Subordinated Debt Securities purchased by the applicable Burlington Resources Trust for the benefit of the holders of the Trust Preferred Securities. The payment of distributions out of money held by the Burlington Resources Trusts, and payments upon redemption of Trust Preferred Securities or liquidation of any Burlington Resources Trust, are guaranteed by the Company to the extent described under "--Trust Guarantees."

     Certain federal income tax considerations applicable to an investment in Trust Preferred Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance of Trust Preferred Securities, each Burlington Resources Trust will also issue one series of Trust Common Securities. Each Declaration of Trust authorizes the Regular Trustee of a Burlington Resources Trust to issue on behalf of such Burlington Resources Trust one series of Trust Common Securities having such terms, including distributions, conversion, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. Except as otherwise provided in the Prospectus Supplement relating to the Trust Preferred Securities, the terms of the Trust Common Securities issued by such Burlington Resources Trust will be substantially identical to the terms of each Burlington Resources Trust Preferred Securities issued by such Burlington Resources Trust, and the Trust Common Securities will rank pari passu, and payments will be made thereon pro rata with the Trust Preferred Securities except that, upon an event of default under the applicable Declaration, the rights of the holders of the Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. Except in certain limited circumstances, the Trust Common Securities will also carry the right to vote and to appoint, remove or replace any of the Trustees of a Trust. All of the Trust Common Securities of each Burlington Resources Trust will be directly or indirectly owned by the Company.

Trust Guarantees

     Set forth below is a summary of information concerning the Trust Guarantee which will be executed and delivered by the Company for the benefit of the holders from time to time of Trust Preferred Securities. The accompanying Prospectus Supplement will describe any significant differences between the actual terms of the Trust Guarantees and the summary below. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Trust Guarantee, which will be filed with the Commission and incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part.

     General. The Company will irrevocably and unconditionally agree, to the extent set forth in the Trust Guarantee, to pay in full, to the holders of Trust Preferred Securities of each series, the Trust Guarantee Payments (as defined below) (except to the extent paid by such Burlington Resources Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such Burlington Resources Trust may have or assert. The following payments with respect to any series of Trust Preferred Securities to the extent not paid by the applicable Burlington Resources Trust (the "Trust Guarantee Payments") will be subject to the Trust Guarantee (without duplication): (i) any accrued and unpaid dividends which are required to be paid on the Trust Preferred Securities of such series, to the extent such Burlington Resources Trust shall have funds legally available therefor, (ii) the redemption price, including all accrued and unpaid dividends (the "Redemption Price"), payable out of funds legally available therefor with respect to any Trust Preferred Securities called for redemption by such Burlington Resources Trust and (iii) upon a liquidation of such Burlington Resources Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Trust Preferred Securities or the redemption of all of the Trust Preferred Securities issued by such Burlington Resources Trust), the lesser of (a) the aggregate of the liquidation preference and all accrued and unpaid dividends on the Trust Preferred Securities of such series to the date of payment and (b) the amount of assets of such Burlington Resources Trust remaining available for distribution to holders of Trust Preferred Securities of such series in liquidation of such Burlington Resources Trust. The Company's obligation to make a Trust Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Trust Preferred Securities or by causing the applicable Burlington Resources Trust to pay such amounts to such holders.

     Covenants of the Company. In each Trust Guarantee, the Company will covenant that, so long as any Trust Preferred Securities issued by the applicable Burlington Resources Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Trust Guarantee or the Declaration of such Burlington Resources Trust, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its Common Stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans, (ii) as a result of a reclassification of the Company's Common Stock or the exchange or conversion of one class or series of the Company's Common Stock for another class or series of the Company's Common Stock, (iii) the purchase of fractional interests in shares of the Company's Common Stock pursuant to the conversion or exchange provisions of such Common Stock of the Company or the security being converted or exchanged or (iv) purchases or acquisitions of shares of Common Stock to be used in connection with acquisitions of Common Stock by shareholders pursuant to the Company's dividend reinvestment plan) or make any guarantee payments with respect to the foregoing and (b) the Company shall not make any payment of principal or premium, if any, on or repurchase any debt securities (including guarantees) other than at stated maturity issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities.

     Amendments and Assignment. Except with respect to any changes which do not adversely affect the rights of holders of Trust Preferred Securities of any series (in which case no vote will be required), each Trust Guarantee with respect to any series of Trust Preferred Securities may be changed only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding Trust Preferred Securities of such series. The manner of obtaining any such approval of holders of the Trust Preferred Securities of each series will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in each Trust Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the applicable series of Trust Preferred Securities then outstanding.

     Termination of the Trust Guarantees. Each Trust Guarantee will terminate as to the Trust Preferred Securities issued by the applicable Burlington Resources Trust (a) upon full payment of the redemption price of all Trust Preferred Securities of such Burlington Resources Trust, (b) upon distribution of the Subordinated Debt Securities held by such Burlington Resources Trust to the holders of the Trust Preferred Securities of such Burlington Resources Trust or
(c) upon full payment of the amounts payable in accordance with the Declaration of such Burlington Resources Trust upon liquidation of such Burlington Resources Trust. Each Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities issued by the applicable Burlington Resources Trust must restore payment of any sums paid under such Trust Preferred Securities or such Trust Guarantee. The subordination provisions of the Subordinated Debt Securities and the Trust Guarantees, respectively, will provide that in the event payment is made on the Subordinated Debt Securities or the Trust Guarantees in contravention of such provisions such payments will be paid over to the holders of Senior Indebtedness.

     Ranking of the Trust Guarantee. Each Trust Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) pari passu with the most senior preferred or preference stock, if any, hereafter issued by the Company and with any guarantee hereafter entered into by the Company in respect of any preferred or preference stock or interests of any affiliate of the Company and (iii) senior to the Company's Common Stock. Each Declaration will provide that each holder of Trust Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the applicable Trust Guarantee.

     Each Trust Guarantee will constitute a guarantee of payment and not of collection. The Trust Guarantee will be deposited with the Property Trustee to be held for the benefit of any series of Trust Preferred Securities. The Property Trustee will have the right to enforce the Trust Guarantee on behalf of the holders of any series of Trust Preferred Securities. The holders of not less than 10% in aggregate liquidation preference of a series of Trust Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the Trust Guarantee applicable to such series of Trust Preferred Securities, including the giving of directions to the Property Trustee. If the Property Trustee fails to enforce the Trust Guarantee as above provided, any holder of Trust Preferred Securities of a series to which such Trust Guarantee pertains may institute a legal proceeding directly against the Company to enforce its rights under the Trust Guarantee, without first instituting a legal proceeding against Burlington Resources Trust, or any other person or entity. Each Trust Guarantee will not be discharged except by payment of the Trust Guarantee Payments in full to the extent not paid by the applicable Burlington Resources Trust, and by complete performance of all obligations under such Trust Guarantee.

     Governing Law. Each Trust Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                              PLAN OF DISTRIBUTION

     The Company or the Burlington Resources Trusts may sell the Securities (i) through underwriters or dealers; (ii) through agents; (iii) directly to purchasers; or (iv) through a combination of any such methods of sale. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act. The Prospectus Supplement relating to any offering of Securities will set forth their offering terms, including the name or names of any underwriters, the purchase price of the Securities and the proceeds to the Company or the Burlington Resources Trusts from such sale, any underwriting discounts, commissions and other items constituting underwriters' compensation, any initial public offering price, and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers, and any securities exchanges on which the Securities may be listed. Only underwriters so named in such Prospectus Supplement are deemed to be underwriters in connection with the Securities offered hereby.

     If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the offered Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Any agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the accompanying Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If so indicated in the Prospectus Supplement, the Company will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase Securities from the Company or the Burlington Resources Trusts at the public offering price set forth in the accompanying Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the accompanying Prospectus Supplement and such Prospectus Supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

     Securities offered may be a new issue of securities with no established trading market. Any underwriters to whom or agents through whom such Securities are sold by the Company for public offering and sale may make a market in such Securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading market for any such Securities.

     Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act or to contribution by the Company to payments they may be required to make in respect thereof.

     Certain of the underwriters, agents or dealers and their associates may be customers of, or engage in transactions with and perform services for the Company in the ordinary course of business.

                                  LEGAL MATTERS

     Certain legal matters in connection with the Securities other than the Trust Securities will be passed upon for the Company by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York, and for the underwriters, dealers or agents by Cravath, Swaine & Moore, New York, New York. Certain legal matters in connection with the Trust Securities will be passed upon for the Company and each Burlington Resources Trust by Richards, Layton & Finger, P.A., special Delaware counsel to the Company and the Burlington Resources Trusts. Kenneth W. Orce, a director of the Company, is a senior partner of Cahill Gordon & Reindel and, as of May 1, 1998, owned 26,877 shares of Common Stock of the Company, including 19,252 currently exercisable options.

                                     EXPERTS

     The consolidated financial statements of the Company as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 have been incorporated by reference herein and in the Registration Statement in reliance on the report, which includes an explanatory paragraph for the change in the Company's method of accounting for the impairment of long-lived assets in 1995, of Coopers & Lybrand L.L.P., independent accountants, given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

Securities and Exchange Commission Registration Fee** .........     $147,500
Cost of Printing ..............................................       50,000
Rating Agency Fees ............................................       50,000
Independent Auditors' Fees and Expenses .......................       25,000
Legal Services and Expenses (including Blue Sky
fees and expenses) ............................................       50,000
Trustees' Fees and Expenses ...................................       25,000
Miscellaneous .................................................        5,000
                                                                    --------
                                            Total .............     $352,500
                                                                    ========
-----------------------

* Other than the Securities and Exchange Commission Registration Fee, all amounts set forth above are estimates.

** Of the total Securities and Exchange Commission filing fee of $295,000, excludes fees previously paid in connection with $300,000,000 of securities remaining on Registration Statement No. 333-24999 and $200,000,000 of securities remaining on Registration Statement No. 33-54477.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, proceedings whether civil, criminal administrative, or investigative (other than action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

     Article IX of the Company's By-Laws requires indemnification to the full extent permitted under Delaware law as from time to time in effect. Subject to any restrictions imposed by Delaware law, the Company's By-Laws provide an unconditional right to indemnification for all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened proceeding by reason of the fact that such person is or was serving as a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan. The Company's By-Laws also provide that the Company may, by action of its Board of Directors, provide indemnification to its agents with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

     Article 13 of the Company's Certificate of Incorporation provides that to the full extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 13 shall not adversely affect any right or protection of a director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     The Company maintains directors' and officers' liability insurance which provides for payment, on behalf of the directors and officers of the Company and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as directors or officers of the Company and/or its subsidiaries, as the case may be.

Burlington Resources Trusts

     Each Declaration of Trust pursuant to which each Burlington Resources Trust is organized will provide that no Regular Trustee, or affiliate of any Regular Trustee, or officer, director, shareholder, member, partner, employee, representative or agent of any Regular Trustee or of any such affiliate, or employee or agent of the applicable Burlington Resources Trust or its affiliates (each an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to such Burlington Resources Trust or any employee or agent of the trust or its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such Burlington Resources Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by such Declaration of Trust or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such act or omission. Each Declaration of Trust also provides that to the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the applicable Burlington Resources Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by such Declaration of Trust, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such act or omission. Each Declaration of Trust further provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by such Declaration of Trust.

The Registrants

     Reference is made to the Forms of Underwriting Agreements, to be filed as Exhibits 1.1 and 1.2 hereto, which contain provisions for indemnification of each of the registrants, their directors, officers and any controlling persons, by the Underwriters against certain liabilities for information furnished by the Underwriters.

     For a statement of the registrants' undertakings with respect to indemnification of directors and officers, see Item 17 below.

Item 16. EXHIBITS.

     1.1* --      Form of Underwriting Agreement between the Company and the
                  Underwriter(s) with respect to Debt Securities, Common Stock and Preferred Stock.
     1.2* --      Form of Underwriting Agreement among the Burlington
                  Resources Trusts, the Company and the Underwriter(s) with
                  respect to Trust Preferred Securities.
     1.3* --      Form of Agency Agreement.
     1.4* --      Form of Distribution Agreement.
     4.1  --      Indenture, dated as of April 1, 1992, between the Company
                  and Citibank, N.A., as Trustee (including form of Senior Debt
                  Security) (incorporated herein by reference to Exhibit 4.4 to the Company's Form 8 dated March 10, 1993 (File No. 1-9971)).
     4.2* --      Form of Subordinated Indenture (including form of
                  Subordinated Debt Security).
     4.3   --     Certificate of Trust of Burlington Resources Capital I.
     4.4   --     Certificate of Trust of Burlington Resources Capital II.
     4.5   --     Declaration of Trust of Burlington Resources Capital I.
     4.6   --     Declaration of Trust of Burlington Resources Capital II.
     4.7   --     Copies of the instruments with respect to the Company's
                  long-term debt are available to the Securities and Exchange
                  Commission upon request.
     4.8   --     Second Amendment, dated as of September 30, 1996, to the
                  Rights Agreement, dated as of December 16, 1988 and amended as of February 23, 1989, between the Company and The First
                  National Bank of Boston, as Rights Agent (incorporated herein by reference to Exhibit 5 to the Company's Amendment No. 2 on
                  Form 8-A/A dated October 12, 1996 (File No. 1-09971)).
     5.1*  --     Opinion of Cahill Gordon & Reindel.
     5.2*  --     Opinion of Richards, Layton & Finger, P.A.
     12.1  --     Statement of Computation of Ratio of Earnings to Fixed
                  Charges.
     23.1  --     Consent of Coopers & Lybrand LLP.
     23.2* --     Consent of Cahill Gordon & Reindel (included as part of
                  Exhibit 5.1).
     23.3* --     Consent of Richards, Layton & Finger, P.A. (included in
                  Exhibit 5.2).
     24.1  --     Powers of Attorney (see page S-2).
     25.1  --     Form T-1 Statement of Eligibility of the Senior Trustee
                  under the Trust Indenture Act of 1939, as amended.
     25.2* --     Form T-1 Statement of Eligibility of the Subordinated
                  Trustee under the Trust Indenture Act of 1939, as amended.
     25.3* --     Form T-1 Statement of Eligibility under the Trust Indenture
                  Act of 1939 of Chase Bank of Texas, National Association, as
                  Trustee under the Declaration of Trust of Burlington Resources
                  Capital I.

     25.4* -- Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Chase Bank of Texas, National Association, as Trustee under the Declaration of Trust of Burlington Resources Capital II.

     25.5* -- Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Chase Bank of Texas, National Association, as Trustee under the Trust Guarantee of the Company for the benefit of the holders of Trust Preferred Securities of Burlington Resources Capital I.

     25.6* -- Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Chase Bank of Texas, National Association, as Trustee under the Preferred Securities Guarantee of the Company for the benefit of the holders of Trust Preferred Securities of Burlington Resources Capital II.

---------------

* To be filed either by amendment or as an exhibit to an Exchange Act Report of the Company and incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

     (a) The undersigned Registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities being offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and (ii) of this paragraph do not apply if the Registration Statement is on Form S-3 and the information required to be included in post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (e) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (f) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Burlington Resources Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Houston, State of Texas, on the 8th day of May, 1998.


                                 BURLINGTON RESOURCES INC.


                                 By: /s/ Bobby S. Shackouls
                                     ---------------------------------------
                                     Name:   Bobby S. Shackouls
                                     Title:  Chairman of the Board, President
                                             and Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes John
E. Hagale and Gerald J. Schissler and each of them as attorneys-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 8th day of May, 1998.

          Signature                                 Title

    /s/ Bobby S. Shackouls             Chairman of the Board, President and
---------------------------------        Chief Executive Officer
      Bobby S. Shackouls

   /s/ H. Leighton Steward             Vice Chairman of the Board
---------------------------------
     H. Leighton Steward

      /s/ John E. Hagale               Executive Vice President
---------------------------------        and Chief Finanical Officer
        John E. Hagale

      /s/ Philip W. Cook               Vice President and Controller
---------------------------------        (Chief Accounting Officer)
        Philip W. Cook

      /s/ John V. Byrne                Director
---------------------------------
        John V. Byrne

    /s/ S. Parker Gilbert              Director
---------------------------------
      S. Parker Gilbert

      /s/ Laird I. Grant               Director
---------------------------------
        Laird I. Grant

    /s/ James F. McDonald              Director
---------------------------------
      James F. McDonald

     /s/ Kenneth W. Orce               Director
---------------------------------
       Kenneth W. Orce

    /s/ Donald M. Roberts              Director
---------------------------------
      Donald M. Roberts

     /s/ John F. Schwarz               Director
---------------------------------
       John F. Schwarz

    /s/ Walter Scott, Jr.              Director
---------------------------------
      Walter Scott, Jr.

     /s/ William E. Wall               Director
---------------------------------
       William E. Wall

                                    SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, each of Burlington Resources Capital I and Burlington Resources Capital II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Houston, State of Texas on the 8th day of May, 1998.


                                BURLINGTON RESOURCES CAPITAL I,
                                  a Delaware business trust


                                By:   Burlington Resources Inc.,
                                       as Depositor


                                By:   /s/ John E. Hagale
                                      ----------------------------------------
                                      Name:  John E. Hagale
                                      Title:    Executive Vice President
                                                   and Chief Financial Officer


                                BURLINGTON RESOURCES CAPITAL II,
                                   a Delaware business trust


                                By:  Burlington Resources Inc.,
                                      as Depositor


                                By:   /s/ John E. Hagale
                                      ----------------------------------------
                                      Name:  John E. Hagale
                                      Title:    Executive Vice President
                                                   and Chief Financial Officer

                                  EXHIBIT INDEX


     1.1* --      Form of Underwriting Agreement between the Company and the
                  Underwriter(s) with respect to Debt Securities, Common Stock and Preferred Stock.
     1.2* --      Form of Underwriting Agreement among the Burlington
                  Resources Trusts, the Company and the Underwriter(s) with
                  respect to Trust Preferred Securities.
     1.3* --      Form of Agency Agreement.
     1.4* --      Form of Distribution Agreement.
     4.1  --      Indenture, dated as of April 1, 1992, between the Company
                  and Citibank, N.A., as Trustee (including form of Senior Debt
                  Security) (incorporated herein by reference to Exhibit 4.4 to the Company's Form 8 dated March 10, 1993 (File No. 1-9971)).
     4.2* --      Form of Subordinated Indenture (including form of
                  Subordinated Debt Security).
     4.3   --     Certificate of Trust of Burlington Resources Capital I.
     4.4   --     Certificate of Trust of Burlington Resources Capital II.
     4.5   --     Declaration of Trust of Burlington Resources Capital I.
     4.6   --     Declaration of Trust of Burlington Resources Capital II.
     4.7   --     Copies of the instruments with respect to the Company's
                  long-term debt are available to the Securities and Exchange
                  Commission upon request.
     4.8   --     Second Amendment, dated as of September 30, 1996, to the
                  Rights Agreement, dated as of December 16, 1988 and amended as of February 23, 1989, between the Company and The First
                  National Bank of Boston, as Rights Agent (incorporated herein by reference to Exhibit 5 to the Company's Amendment No. 2 on
                  Form 8-A/A dated October 12, 1996 (File No. 1-09971)).
     5.1*  --     Opinion of Cahill Gordon & Reindel.
     5.2*  --     Opinion of Richards, Layton & Finger, P.A.
     12.1  --     Statement of Computation of Ratio of Earnings to Fixed
                  Charges.
     23.1  --     Consent of Coopers & Lybrand LLP.
     23.2* --     Consent of Cahill Gordon & Reindel (included as part of
                  Exhibit 5.1).
     23.3* --     Consent of Richards, Layton & Finger, P.A. (included in
                  Exhibit 5.2).
     24.1  --     Powers of Attorney (see page S-2).
     25.1  --     Form T-1 Statement of Eligibility of the Senior Trustee
                  under the Trust Indenture Act of 1939, as amended.
     25.2* --     Form T-1 Statement of Eligibility of the Subordinated
                  Trustee under the Trust Indenture Act of 1939, as amended.
     25.3* --     Form T-1 Statement of Eligibility under the Trust Indenture
                  Act of 1939 of Chase Bank of Texas, National Association, as
                  Trustee under the Declaration of Trust of Burlington Resources
                  Capital I.
     25.4* --     Form T-1 Statement of Eligibility under the Trust Indenture
                  Act of 1939 of Chase Bank of Texas, National Association, as
                  Trustee under the Declaration of Trust of Burlington Resources
                  Capital II.

     25.5* -- Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Chase Bank of Texas, National Association, as Trustee under the Trust Guarantee of the Company for the benefit of the holders of Trust Preferred Securities of Burlington Resources Capital I.

     25.6* -- Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Chase Bank of Texas, National Association, as Trustee under the Preferred Securities Guarantee of the Company for the benefit of the holders of Trust Preferred Securities of Burlington Resources Capital II.

---------------

* To be filed either by amendment or as an exhibit to an Exchange Act Report of the Company and incorporated herein by reference.